EXHIBIT 23.2


[LETTERHEAD OF MULDOON, MURPHY & FAUCETTE]








                                    CONSENT





         We hereby consent to the references to this firm in the Registration Statement on Form S-4 filed by Reliance Bancorp, Inc. and all amendments.


                                          MULDOON, MURPHY & FAUCETTE
                                          /s/ Muldoon, Murphy & Faucette


Dated this 2nd day of
July, 1997